Exhibit 10.03
MATRIXX INITIATIVES, INC.
2001 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK PROGRAM AGREEMENT
     This Restricted Stock Program Agreement (this “Agreement”) is entered into between Matrixx Initiatives, Inc., a Delaware corporation (the “Company”), and                                          (the “Grantee”), as of                                          (the “Date of Grant”).
RECITALS
     A. The Company has adopted the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan, as amended (formerly known as the Gumtech International, Inc. 2001 Long-Term Incentive Plan) (the “Plan”) to allow the Company to make grants that will provide an incentive to attract and retain eligible individuals whose services are considered unusually valuable by providing them an opportunity to have a proprietary interest in the success of the Company.
     B. The Company believes that entering into this Agreement with the Grantee is consistent with the above stated purposes.
     C. Any capitalized term not otherwise defined will have the meaning ascribed to it in the Plan.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions in this Agreement and for other good and valuable consideration, the Company and the Grantee agree as follows:
          1.     GRANT OF RESTRICTED SHARES.
          Subject to the terms of this Agreement, the Company hereby grants                      shares (the “Restricted Shares”) of the Company’s common stock (the “Common Stock”) to the Grantee as a reward for achieving 20     performance objectives, as established by the Company’s Compensation Committee on                     , 20    . The delivery of any documents evidencing the Restricted Shares granted pursuant to this Agreement shall be subject to the provisions of Section 4.D below.
          2.     RIGHTS OF GRANTEE.
          Subject to the provisions of this Agreement and the Plan, upon the issuance by the Company to the Grantee of any Restricted Shares pursuant hereto, the Grantee will become a shareholder with respect to all of the Restricted Shares granted to Grantee pursuant to Section 1 and will have all of the rights of a shareholder in the Company with respect to such Restricted Shares, including, without limitation, the right to receive notice of, attend and vote at meetings of the Company’s shareholders and to receive any dividend on such Restricted Shares that the Company may declare and pay from time to time; provided, however, that such Restricted Shares will be subject to the restrictions set forth in this Agreement.

          3.     RESTRICTIONS ON RESTRICTED SHARES.
          Grantee agrees to not sell, transfer, pledge, exchange, hypothecate, grant any security interest in, or otherwise dispose of, any Restricted Shares before the date on which the Restricted Shares vest and the restrictions lapse under Section 4.A, or enter into any agreement or make any commitment to do so. Any attempted sale, transfer, pledge, exchange, hypothecation or disposition of the Restricted Shares shall be null and void, and the Company shall not recognize or give effect to such transaction on its books and records (including the books and records of the Company’s transfer agent) or recognize the person or persons to whom such sale, transfer, pledge, exchange, hypothecation or disposition has been made as the legal or beneficial owner of the Restricted Shares.
          4.     VESTING.
                    A. Vesting Schedule.
          Subject to the other conditions in this Section 4, the Restricted Shares will vest and the restrictions set forth in Section 3 will lapse (if at all) upon the date in                      that the Company determines it has achieved or exceeded its operating income target for the Company’s                      fiscal year (as such target shall be determined by the Compensation Committee of the Company’s Board of Directors after the date hereof).
                    B. Accelerated Vesting.
     Notwithstanding the provisions of Section 4.A hereof, all of the Restricted Shares, to the extent not already vested, shall fully vest on the effective date of a Change of Control (as that term is defined in the form of Change of Control Agreement filed with the Securities Exchange Commission on March 13, 2006 as Exhibit 10.12 to the Company’s 2005 Form 10-K), if Grantee is employed by the Company or any Subsidiary on such effective date.
                    C. Termination of Vesting; Cancellation of Restricted Shares.
     Notwithstanding the provisions of Section 4.A hereof, if Grantee is an employee of the Company on the Date of Grant, and Grantee’s employment is terminated by the Company or Grantee for any reason on or after the Date of Grant, any Restricted Shares that have not vested as of the effective date of such termination of employment pursuant to Sections 4.A and 4.B above shall never vest and shall be automatically cancelled.
                    D. Issuance of Certificates.
     The Company shall only be required to issue stock certificates representing those Restricted Shares that have vested in accordance with the provisions of this Agreement. Within sixty (60) days following the applicable vesting date of any Restricted Shares, the Company shall issue to Grantee a stock certificate representing such Restricted Shares. In connection with such issuance, Grantee may return to the Company for cancellation any previously issued stock certificate representing other Restricted Shares and request that the Company issue one (1) or more stock certificates representing the previously issued Restricted Shares and the newly vested

Restricted Shares, whereupon the Company shall issue such stock certificate(s) to Grantee in accordance with Grantee’s instructions.
          5.     SECURITIES ACT.
                    A. Registration.
                    The Company has the right, but not the obligation, to cause any of the Restricted Shares issued or issuable hereunder to be registered under the appropriate rules and regulations of the Securities and Exchange Commission.
                    B. Condition on Delivery of Stock.
                    The Company will not be required to deliver any Restricted Shares issuable hereunder if, in the opinion of counsel for the Company, the issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Company may require the Grantee, prior to or after the issuance of any Restricted Shares hereunder, to sign and deliver to the Company a written statement, in form and content acceptable to the Company in its sole discretion, that the Grantee (i) is acquiring the shares for investment and not with a view to the sale or distribution thereof, (ii) will not sell any of such shares or any other Common Stock of the Company that the Grantee may then own or hereafter acquire except with the prior written approval of the Company, and (iii) will comply with the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state securities laws and regulations.
          6.     REPRESENTATIONS OF GRANTEE.
          In connection with Grantee’s receipt of the Restricted Shares, Grantee hereby represents and warrants to the Company as follows:
                    A. Further Limitations on Disposition.
                    Grantee understands and acknowledges that Grantee may not make any disposition, sale, or transfer (including transfer by gift or operation of law) of all or any portion of the Restricted Shares except as provided in this Agreement. Moreover, Grantee agrees to make no disposition of all or any portion of the Restricted Shares unless and until: (i) there is then in effect a registration statement under the Securities Act of 1933 covering such proposed disposition and such disposition is made in accordance with said Registration Statement; (ii) the resale provisions of Rule 701 or Rule 144 are available in the opinion of counsel to the Company; or (iii)(A) Grantee notifies the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) Grantee furnishes the Company with an opinion of Grantee’s counsel to the effect that such disposition will not require registration of such Restricted Shares under the Securities Act, and (C) such opinion of Grantee’s counsel shall have been concurred with by counsel for the Company and the Company shall have advised Grantee of such concurrence.
                    B. Determination of Fair Market Value.

                    Grantee understands Fair Market Value of the Restricted Shares shall be determined in accordance with Section 3.1 of the Plan.
                    C. Section 83(b) Election.
                    Grantee understands that Section 83 of the Internal Revenue Code of 1986 (the “Code”) taxes as ordinary income the difference between the amount paid for the Restricted Shares and the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. In this context, “restriction” means the restrictions set forth in Section 3. The Grantee understands that he may elect to be taxed at the time the Restricted Shares are granted rather than when and as the Restricted Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Date of Grant. The Grantee understands that failure to make this filing timely will result in the recognition of ordinary income by the Grantee, when the Restricted Shares vest, on the Fair Market Value of the Restricted Shares at the time such restrictions lapse.
THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.
          7.     NONTRANSFERABILITY OF AGREEMENT.
          The Grantee may not assign or transfer Grantee’s rights under this Agreement, nor may Grantee subject such rights (or any of them) to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement, and all of the Grantee’s rights hereunder, will automatically be terminated and will thereafter be null and void.
          8.     FEDERAL AND STATE TAXES.
          The Grantee may incur certain liabilities for federal, state or local taxes in connection with the issuance of the Restricted Shares hereunder, and the Company may be required by law to withhold such taxes. Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, the Grantee shall pay an amount equal to the amount of federal, state or local taxes required to be withheld to the Company. If the Grantee fails to make such payment in a timely manner, the Company may withhold and set-off against compensation payable to the Grantee the amount of such required payment.
          9.     ADJUSTMENT OF SHARES.
          The number of Restricted Shares issued to the Grantee pursuant to this Agreement will be adjusted in accordance with Article 11 of the Plan in the event of a change in the Company’s capital structure. Such number of shares may also be adjusted based on any withholding of compensation by the Company as provided in the last sentence of Section 8 hereof.

          10.     AMENDMENT OF THIS AGREEMENT; TERMINATION.
          This Agreement may only be amended with the written approval of the Grantee and the Company. Notwithstanding the foregoing sentence, the Company may at any time, upon written notice to the Grantee, (i) amend or terminate the Plan, or (ii) terminate this Agreement; provided, however, that termination of this Agreement by the Company will be with respect to future issuances of Restricted Shares only, and will have no effect on the Grantee’s or the Company’s rights and obligations hereunder, including, outstanding restrictions on the sale, transfer, pledge, exchange, hypothecation or disposition of the Restricted Shares issued to the Grantee hereunder before the effective date of such termination.
          11.     GOVERNING LAW.
          This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, without giving effect to choice of law rules.
          12.     SEVERABILITY.
          If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto will negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement will not be affected thereby.
          13.     ENTIRE AGREEMENT.
          This Agreement and the provision of the Plan applicable hereto constitute the entire, final and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto will be bound by or liable for any statement, representation, promise, inducement, commitment or understanding of any kind whatsoever not expressly set forth in this Agreement or in the Plan.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Grantee has signed this Agreement as of the day and year first written above.

MATRIXX INITIATIVES, INC.
By:
William J. Hemelt
Executive Vice President and Chief Financial Officer

GRANTEE: Signature Name